UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under §240.14a-12

EG ACQUISITION CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Filed by EG Acquisition Corp.

Pursuant to Rule 14a-12 under

the Securities Exchange Act of 1934

Subject Company: EG Acquisition Corp.

Commission File No.: 001-40444

flyExclusive Awarded Part 145 Certification

Certification authorizes flyExclusive to perform Maintenance, Repair, and Overhaul (MRO) services on third-party aircraft, adds to Company’s vertically-integrated offerings

KINSTON, NC (May 31, 2023) – flyExclusive, a leading provider of premium private jet charter experiences, today announced that the Federal Aviation Administration (FAA) has certified it as a Repair Station Operator under Part 145 of the FAA’s Code of Federal Regulations. The certification authorizes flyExclusive to perform maintenance, repair, paint, interior, and avionics services on third-party aircraft in addition to its own fleet of 95 jets. These services will be performed out of the Company’s six-hangar MRO facilities, constructed as part of its Kinston, NC campus infrastructure expansion plan.

Part 145 Certification covers flyExclusive’s MRO division, which operates 24 hours a day, 7 days a week, with the objective to perform repairs overnight to optimize aircraft uptime. The Company’s MRO facilities span more than 100,000 square feet, including the Company’s state-of-the-art 12,000 square foot electrostatic painting and coating facility and its nearly 80,000 square feet of shop, interiors, avionics, and maintenance facilities.

“People who fly with us aren’t just purchasing a premium flight experience – they’re purchasing the value of time. Minutes matter to our customers and to us,” said Mike Guina, COO of flyExclusive. “Part 145 certification is a key component of our vertical integration efforts. Few charter companies can back their word with their own work, and this gives us direct control over the status of our fleet.”

The Company completed Phase 2 of a multi-stage plan to execute on its unique vertical integration strategy, which aims to bring 80% of flyExclusive’s scheduled aircraft maintenance in-house. To meet this goal, the Company successfully increased hiring efforts for technicians in the last year. flyExclusive has also announced its goals for Phase 3, which include a new corporate headquarters, ground and flight training space that will house flight simulators, adding approximately 80,000 square feet of training and office space.

“When someone flies with flyExclusive, we want them to know that our team has obsessed over every detail of their trip, literally down to the stitching of their seat,” said Joe Nelson, SVP MRO. “We have one of the most experienced MRO teams in the business, and Part 145 Certification will allow us to utilize our facilities to provide the level of precision we currently offer to our passengers to other aircraft owners.”

Part 145 certification makes flyExclusive’s state-of-the-art, 12,000 square foot electrostatic painting and coating facility, along with the Company’s entire maintenance support expertise, available to third-party aircraft owners. The paint shop is the first of its kind in the Southeastern United States, and can accommodate aircraft as large as the Gulfstream IV and Falcon 900. Senior paint team members each bring more than 20 years of corporate experience and industry processes to the operation. To date, the team has completed work on Citation, Gulfstream, Hawker, King Air, Falcon, and Bombardier aircraft.

flyExclusive is also qualified to provide dealership-certified installations of equipment, and currently has installation slots available for Garmin, Gogo, and SmartSky. The Company has completed installations of SmartSky and Gogo Wi-Fi systems and specializes in Garmin G5000 upgrades. flyExclusive has vertically integrated the avionics shop all the way through building the wire harnesses in-house.

About flyExclusive

flyExclusive is a vertically-integrated, FAA regulated operator of private jet experiences offering customers on-demand charter, Jet Club, and fractional jet services to destinations across the globe. As one of the world’s largest operators of Cessna Citation aircraft, flyExclusive owns a floating fleet of more than 90 light to heavy jets. The company manages all aspects of the customer experience, ensuring that every flight is on a modern, comfortable, and safe aircraft. flyExclusive’s in-house Maintenance, Repair, and Overhaul services, including paint, interiors, and avionics capabilities, are provided from its campus headquarters in Kinston, North Carolina. To learn more, visit www.flyexclusive.com.

Additional Information

EG Acquisition Corp. (“EG”) filed a preliminary proxy statement (the “Preliminary Proxy Statement”) with the Securities and Exchange Commission (the “SEC”) on May 5, 2023 in connection with EG’s proposed acquisition (the “Business Combination”) of flyExclusive pursuant to the equity purchase agreement, dated as of October 17, 2022, by and among EG, flyExclusive and other parties (the “Equity Purchase Agreement”), and EG will mail the definitive proxy statement and other relevant documents to its stockholders. This communication does not contain all the information that should be considered concerning the Business Combination. It is not intended to provide the basis for any investment decision or any other decision in respect to the proposed Business Combination. EG’s stockholders and other interested persons are advised to read the Preliminary Proxy Statement, any amendments thereto, and, when available, the definitive proxy statement in connection with EG’s solicitation of proxies for the special meeting to be held to approve the Business Combination as these materials will contain important information about flyExclusive and EG and the proposed Business Combination. The definitive proxy statement will be mailed to the stockholders of EG as of a record date to be established for voting on the Business Combination. Such stockholders will also be able to obtain copies of the definitive proxy statement, without charge, once available, at the SEC’s website at http://www.sec.gov.

Participants in the Solicitation

EG, EG Sponsor LLC and their respective directors, executive officers, other members of management, and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies of EG’s stockholders in connection with the Business Combination. Investors and security holders may obtain more detailed information regarding the names and interests in the Business Combination of EG’s directors and officers in EG’s filings with the SEC, including EG’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, which was filed with the SEC on April 13, 2023, and the Preliminary Proxy Statement. Stockholders can obtain copies of EG’s filings with the SEC, without charge, at the SEC’s website at www.sec.gov.

flyExclusive and its directors and executive officers may also be deemed to be participants in the solicitation of proxies from EG’s stockholders in connection with the Business Combination. A list of the names of such directors and executive officers and information regarding their interests in the Business Combination can be found in the Preliminary Proxy Statement.

No Offer or Solicitation

This communication is for informational purposes only and is neither an offer to purchase, nor a solicitation of an offer to sell, subscribe for or buy any securities or the solicitation of any vote in any jurisdiction pursuant to the Business Combination or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, and otherwise in accordance with applicable law.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the federal securities laws with respect to the proposed transaction between flyExclusive and EG. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections, and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this document, including but not limited to: (i) the risk that the transaction may not be completed in a timely manner or at all, which may adversely affect the price of EG’s securities, (ii) the risk that the transaction may not be completed by EG’s business combination deadline and the potential failure to obtain an extension of the business combination deadline if sought by EG, (iii) the failure to satisfy the conditions to the consummation of the transaction, including the approval by the shareholders of EG and the receipt of certain governmental and regulatory approvals, (iv) the lack of a third party valuation in determining whether or not to pursue the transaction, (v) the occurrence of any event, change or other circumstance that could give rise to the termination of the Equity Purchase Agreement, (vi) the effect of the announcement or pendency of the transaction on flyExclusive’s business relationships, operating results and business generally, (vii) risks that the proposed transaction disrupts current plans and operations of flyExclusive and potential difficulties in flyExclusive employee retention as a result of the transaction, (viii) the outcome of any legal proceedings that may be instituted against flyExclusive or against EG related to the Equity Purchase Agreement or the transaction, (ix) the ability to maintain the listing of the EG’s securities on a national securities exchange, (x) the price of EG’s securities may be volatile due to a variety of factors, including changes in the competitive and highly regulated industries in which EG plans to operate or flyExclusive operates, variations in operating performance across competitors, changes in laws and regulations affecting EG’s or flyExclusive’s business and changes in the combined capital structure, (xi) the ability to implement business plans, forecasts, and other expectations after the completion of the proposed transaction, and identify and realize additional opportunities, and (xii) the risk of downturns and a changing regulatory landscape in the highly competitive aviation industry. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of EG’s registration on Form S-1, the Preliminary Proxy Statement that was filed as discussed above and other documents filed by EG from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and flyExclusive and EG assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. flyExclusive nor EG gives any assurance that either flyExclusive or EG or the combined company will achieve its expectations.

Media Contact: Jillian Wilson, Marketing Specialist

media@flyexclusive.com

Investor Relations Contact: Sloan Bohlen, Solebury Strategic Communications

investors@flyexclusive.com